CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Hartford Mutual Funds, Inc. does hereby certify, to such officer’s knowledge, that:
The semi-annual report on Form N-CSR of The Hartford Mutual Funds, Inc. for the period ended April 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 4, 2009	By:	/s/ John C. Walters
John C. Walters
Its: President

Date: June 4, 2009	By:	/s/ Tamara L. Fagely
Tamara L. Fagely
Its: Vice President, Controller and Treasurer

A signed original of this written statement required by Section 906 has been provided to The Hartford Mutual Funds, Inc. and will be retained by The Hartford Mutual Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.